Exhibit 99.1

Effective as of 9 am Pacific Standard Time on March 23, 2021 I resign my positions as Chairman of the Board of Directors, Chief Executive Officer and any and all other offices I may hold of Regen BioPharma Inc. and KCL Therapeutics Inc.

/s/Todd D. Caven

Todd S. Caven